                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           Quarters Ended          Six Months Ended
                                                            December 31,             December 31,
                                                      ------------------------  ------------------------
                                                         1996         1995         1996          1995
                                                      -----------  -----------  -----------    ---------
Primary:
 Earnings:
  Net income                                            $   2,825    $   1,138    $   3,862    $   2,150
                                                        =========    =========    =========    =========
 Shares:
  Weighted average number of common
   shares outstanding                                      20,321       19,990       20,291       19,990
  Assuming exercise of options reduced
   by the number of shares which could have
    been purchased with the proceeds from
     exercise of such options                                 410          229          462          233
                                                        ---------    ---------    ---------    ---------
  Weighted average number of common shares
   outstanding as adjusted                                 20,731       20,219       20,753       20,223
                                                        =========    =========    =========    =========
 Primary earnings per common share:
  Net income                                            $    0.14/1/ $    0.06/1/ $    0.19/1/ $    0.11/1/
                                                        =========    =========    =========    =========
Fully Diluted:
 Earnings:
  Net income                                            $   2,825    $   1,138    $   3,862    $   2,150
                                                        =========    =========    =========    =========
 Shares:
  Weighted average number of common
   shares outstanding                                      20,321       19,990       20,291       19,990
  Assuming exercise of options reduced
   by the number of shares which could have
    been purchased with the proceeds from
     exercise of such options                                 410          230          462          237
                                                        ---------    ---------    ---------    ---------
  Weighted average number of common shares
   outstanding as adjusted                                 20,731       20,220       20,753       20,227
                                                        =========    =========    =========    =========
 Earnings per common share assuming full dilution:
  Net income                                            $    0.14/1/ $    0.06/1/ $    0.19/1/ $    0.11/1/
                                                        =========    =========    =========    =========


/1/ This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.